Baker & McKenzie – Association d’Avocats à Responsabilité Professionnelle Individuelle – Avocats à la Cour. Membre d'une association agréée, le règlement des honoraires par chèque est accepté. Baker & McKenzie A.A.R.P.I. est membre de Baker & McKenzie International. Baker & McKenzie A.A.R.P.I. Avocats à la Cour 1 rue Paul Baudry 75008 Paris France Tél. : +33 (0) 1 44 17 53 00 Fax : +33 (0) 1 44 17 45 75 www.bakermckenzie.com Asie Pacifique Bangkok Brisbane Hanoï Ho Chi Minh-Ville Hong Kong Jakarta Kuala Lumpur* Manille* Melbourne Pékin Rangoun Séoul Shanghai Singapour Sydney Taipei Tokyo Europe, Moyen-Orient & Afrique Abu Dhabi Almaty Amsterdam Anvers Bahreïn Bakou Barcelone Berlin Bruxelles Budapest Casablanca Djedda* Doha Dubaï Düsseldorf Francfort Genève Istanbul Johannesburg Kiev Le Caire Londres Luxembourg Madrid Milan Moscou Munich Paris Prague Riyad* Rome St Pétersbourg Stockholm Varsovie Vienne Zurich Amérique Bogota Brasilia** Buenos Aires Caracas Chicago Dallas Guadalajara Houston Juarez Lima Mexico Miami Monterrey New York Palo Alto Porto Alegre** Rio de Janeiro** San Francisco Santiago Sao Paulo** Tijuana Toronto Valencia Washington, DC * Cabinet Associé ** En coopération avec Trench, Rossi e Watanabe Advogados Criteo S.A. 32 rue Blanche 75009 Paris Paris, July 24, 2025 Re: Registration Statement on Form S-8 of Criteo S.A. Ladies and Gentlemen: We have acted as French counsel to Criteo S.A., a French société anonyme (the “Company”), in connection with the potential issuance or delivery and sale of an aggregate of up to 7,000,000 ordinary shares of the Company, par value €0.025 per share (the “Shares”), pursuant to the Company’s Amended 2016 Stock Option Plan (the “2016 Stock- Option Plan”), Amended and Restated 2015 Time-Based Restricted Stock Units Plan (the “2015 RSU Plan”), and Amended and Restated 2015 Performance-Based Restricted Stock Units Plan (the “2015 PSU Plan” and, collectively, the “Plans”). In connection with the opinion expressed herein, we have examined (i) a certified copy of an extract of the minutes of the board of directors of the Company held on April 9, 2025 notably to amend the 2016 Stock-Option Plan with the amended 2016 Stock-Option Plan attached thereto, a certified copy of an extract of the minutes of the board of directors of the Company held on April 5, 2023 notably to amend the 2015 RSU Plan with the amended 2015 RSU Plan attached thereto and a certified copy of an extract of the minutes of the board of directors of the Company held on April 15, 2024 notably to amend the 2015 PSU Plan with the amended 2015 PSU Plan attached thereto (collectively, the “Board Meetings”), and (ii) certified copies of the minutes of the resolutions of the combined ordinary and extraordinary general meetings of the shareholders of the Company held on June 13, 2025, June 25, 2024 and June 13, 2023 (the “Shareholders Meetings”), and such other documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. In such examination, we have assumed that (i) the documents reviewed are true and correct copies of the original documents, (ii) the signature on the documents reviewed are genuine, (iii) the persons identified as officers in the documents reviewed are actually serving as such, (iv) the persons executing the documents reviewed have the legal capacity to execute such documents, and (v) the Board Meetings and the Shareholders Meetings have been validly convened and held. We have also assumed that the Company has not, and will not take, action inconsistent with the resolutions authorizing the Company to issue the Shares. We have lastly assumed, for any future awards under the Plans, that (i) the resolutions authorizing the Company to issue the Shares pursuant to the respective Plans and the

2 applicable award agreements will be in full force and effect on the date of such awards, (ii) such future awards will be approved by the board of directors of the Company in accordance with applicable laws and regulations and with the terms of the relevant Plan and (iii) at the time of each issuance of the Shares, there will be a sufficient number of ordinary shares authorized for issuance under the applicable resolutions that have not otherwise been issued or reserved or committed for issuance. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares that may be issued or delivered and sold pursuant to the Plans and the authorized forms of award agreements thereunder will be, when issued or delivered and sold in accordance with the respective Plans and applicable award agreements, validly issued, fully paid and non-assessable (which term means that no shareholder shall be obliged to pay or contribute further amounts to the capital of the Company in connection with the issue of such shares), provided that, in respect of the new Shares issuable pursuant to the 2016 Stock-Option Plan, the consideration paid for the Shares is at least equal to the stated par value thereof. The opinion expressed herein is limited to the laws of France, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction. We undertake no obligation to advise you as a result of developments occurring of which we may become aware after the date hereof and that may affect the matters addressed in this opinion. This opinion expressed above is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We have not been responsible for investigating or verifying the accuracy of the facts contained in the documents reviewed or for verifying that no material fact have been omitted therefrom. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Shares to be issued and sold pursuant to each Plan under the Securities Act of 1933 (the “Act”). In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Very truly yours, Agnès Charpenet /s/ Baker & McKenzie A.A.R.P.I______ Baker & McKenzie A.A.R.P.I.